UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 6, 2012, we filed a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, or the Securities Act, to register a maximum of $1,500,000,000 of shares of our common stock to be offered to the public on a best efforts basis pursuant to a proposed follow-on public offering and a maximum of $150,000,000 of additional shares pursuant to our distribution reinvestment plan. The Registration Statement on Form S-11 for our proposed follow-on public offering is not yet effective. The per share price for our proposed follow-on public offering has not yet been determined, but will be determined prior to the effectiveness of the registration statement for our proposed follow-on public offering. Accordingly, as provided pursuant to Rule 415 promulgated under the Securities Act, we are extending our current initial public offering of up to $3,285,000,000 of shares of our common stock until the earlier of the effective date of the registration statement for the proposed follow-on public offering or February 20, 2013, the date that is 180 days after the third anniversary of the effective date of our current initial public offering.

We currently intend to offer shares pursuant to the proposed follow-on public offering until the earlier of one year from the date of effectiveness of the follow-on public offering or the date on which the maximum offering amount has been sold; provided, however, that we may extend the offering for up to two additional years or as permitted under applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

June 8, 2012	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer